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                                                                   EXHIBIT 10.1


                  SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT
                        AND NEW NOTE PURCHASE AGREEMENT

                  This Second Amendment to Note Purchase Agreement and New Note Purchase Agreement is dated as of April 30, 2002 (this "Amendment and Purchase Agreement") and amends the Note Purchase Agreement, dated as of May 14, 2001 and amended as of November 6, 2001 (the "Note Purchase Agreement"), by and among (i) VGR Holding Inc. (formerly known as BGLS Inc.), a Delaware corporation (the "Company"), (ii) the signatories hereto who collectively are the Majority Holders as defined in the Note Purchase Agreement without giving effect to this Amendment and Purchase Agreement and (iii) the signatories listed on Schedule A hereto (the "New Purchasers"). Capitalized terms used in this Amendment and Purchase Agreement and not defined in this Amendment and Purchase Agreement shall have the meanings ascribed thereto in the Note Purchase Agreement as amended by this Amendment and Purchase Agreement.

                  WHEREAS, the New Purchasers wish to purchase $30,000,000 of Notes (the "New Notes"), and the Company is willing to issue the New Notes to the New Purchasers pursuant to the terms and conditions hereof; and

                  WHEREAS, the Company and the Majority Holders desire to amend the Note Purchase Agreement as set forth herein.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1.       AMENDMENTS TO NOTE PURCHASE AGREEMENT.

                  a. Section 1. Section 1 of the Note Purchase Agreement is hereby amended by deleting the first sentence thereof and inserting in lieu thereof the following:

                  "The Company will authorize the issue and sale of $90,000,000 aggregate principal amount of its 10% Senior Secured Notes Due March 31, 2006 (the "NOTES", such term to include any such Notes issued in substitution therefore pursuant to Section 14 of this Agreement)."

                  b. Section 3. Section 3 of the Note Purchase Agreement is hereby amended by deleting the first sentence thereof in its entirety and inserting in lieu thereof the following:

                  "The sale and purchase of $60,000,000 in aggregate principal amount of the Notes shall occur at the offices of Milbank, Tweed, Hadley & McCloy LLP, 601 South Figueroa Street, 30th Floor, Los Angeles, California 90017, at 9:00 a.m., Los Angeles time, at a closing (the "CLOSING") on May 14, 2001."

                  c. Section 5.2. Section 5.2 of the Note Purchase Agreement is hereby amended by deleting Section 5.2 in its entirety and inserting in lieu thereof the following:


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                  "5.2              Authorization, etc.

                  Each Note Document has been duly authorized by all necessary corporate action on the part of each Document Party party thereto, and each Note Document (other than each Note), and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of each Document Party party thereto enforceable against such Document Party in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)."

                  d. Section 7.2. Section 7.2 of the Note Purchase Agreement is hereby amended by deleting Section 7.2 in its entirety and inserting in lieu thereof the following:

                  "7.2     OPTIONAL PREPAYMENTS.

                  (a) Before May 14, 2003, the Company may on any one or more occasions redeem up to 35% of the $90,000,000 of aggregate principal amount of Notes issued under this Agreement in amounts equal to $1,000,000 or integral multiples thereof at a redemption price of 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more (x) Equity Offerings or (y) Vector Equity Offerings of an amount not less than $5,000,000; provided that:

                           (i) at least 65% of the aggregate principal amount of Notes issued under this Agreement remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

                           (ii)     the redemption must occur within forty-five
                  (45) days of the date of the closing of the Equity Offering or Vector Equity Offering, as the case may be.

                  (b) From and after May 14, 2003, the Company may, at its option, upon notice as provided below, prepay at any time all, or part of, the Notes, in an amount not less than, in the case of a partial prepayment, the lesser of (x) $5,000,000 and (y) the aggregate principal amount of the Notes then outstanding, at a prepayment price of 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the applicable prepayment date.

         The Company will give each Holder written notice of each prepayment under this Section 7.2 not less than thirty (30) days and not more than sixty (60) days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount and applicable Prepayment Premium of the Notes to be prepaid on such date, the principal amount and applicable Prepayment Premium of each Note held by such Holder to be prepaid and the interest to be paid on the prepayment date with respect to such principal amount being prepaid. Two Business Days prior to such prepayment, the Company shall deliver to each Holder whose Notes are to be redeemed an Officers'


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


         Certificate specifying the calculation of the interest to be paid to such Holder as of the specified prepayment date."

                  e. Section 7.4. Section 7.4 of the Note Purchase Agreement is hereby amended by deleting Section 7.4 in its entirety and inserting in lieu thereof the following:

                  "7.4              MATURITY; SURRENDER, ETC.

                  In the case of each prepayment of Notes pursuant to this
         Section 7, Section 8.24 or Section 8.25, the principal amount and the applicable Prepayment Premium, if any, of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on the related principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount or Prepayment Premium, if any, when so due and payable, together with the interest, if any, as aforesaid, interest on the related principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note."

                  f. Section 7.6. Each Holder party to this Amendment and Purchase Agreement agrees that with respect to it and its successors Section
7.6 of the Note Purchase Agreement is hereby amended by deleting Section 7.6 in its entirety.

                  g. Section 8.3. Section 8.3 of the Note Purchase Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

                  8.3      LIMITATIONS ON RESTRICTED PAYMENTS.

                  At any time that the Company does not hold the Required Cash Holdings on the BGLS Balance Sheet, the Company shall not, and shall not permit any of its Restricted Subsidiaries or Designated Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) (other than dividends or distributions payable in Equity Interests (other than Disqualified Equity Interests) of the Company or dividends or distributions payable to the Company, any Restricted Subsidiary or any Designated Subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate or Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company); (iii) make any payment (other than regularly scheduled interest payments) on or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness (including, without limitation, pay any amount owed under any guarantee of the obligations of another Person) (other than the Notes) that is subordinated to or pari passu with the Notes (unless, in the case of pari passu Indebtedness only, such purchase, redemption, defeasance, acquisition, or retirement is made, or offered (if applicable), pro rata with the Notes), except for any scheduled repayment or at the final maturity thereof;


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


         (iv) make any Restricted Investment, (v) pay any Expected Postretirement Benefit Obligations in excess of $1,000,000 in any Purchase Agreement Year or (vi) make any payment (including, without limitation, the payment of any Shadow Dividends), transfer any assets or provide any services in an Affiliated Transaction with Vector or any Affiliate of Vector (including, without limitation, any Unrestricted Subsidiary, but excluding the Company, a Restricted Subsidiary or, to the extent set forth in Section 22.11(d) a Designated Subsidiary) or any Affiliated Senior Manager other than Permitted Vector Expenses in any Purchase Agreement Year in excess of the sum of (x) $9,500,000 and (y) the amount of Excess Interest Income received during such Purchase Agreement Year (all such payments and other actions set forth in clauses (i) through (vi) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                  (b) the Leverage Ratio, after giving pro forma effect to such Restricted Payment, is less than (i) 2.25 to 1.00, if such Restricted Payment is to be made on or prior to June 30, 2002 and (ii)
         2.00 to 1.00, if such Restricted Payment is to be made after June 30, 2002; and

                  (c) either, at the election of the Company, (i) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries and its Designated Subsidiaries beginning on the first day of the most recent fiscal quarter commencing after the most recent Drop-Below Date (excluding Restricted Payments permitted below), is less than the sum of (x) 50% of the Consolidated Net Income (adjusted to exclude any amounts that are otherwise included in this clause
         (c)(i) to the extent there would be, and to avoid, any duplication in the crediting of any such amounts) of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the most recent Drop-Below Date to the end of the Company's most recently ended fiscal quarter thereafter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (y) to the extent that any Restricted Investment that was made after the most recent Drop-Below Date is sold for cash or otherwise liquidated or repaid for cash, the amount of net proceeds received by the Company or a Restricted Subsidiary with respect to such Restricted Investment; or

                           (ii) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries and its Designated Subsidiaries, beginning on the first day of the Drop-Below Quarter (excluding Restricted Payments permitted below), is less than the sum of (x) 50% of the Consolidated Net Income (adjusted to exclude any amounts that are otherwise included in this clause (c)(ii) to the extent there would be, and to avoid, any duplication in the crediting of any such amounts) of the Company for the period (taken as one accounting period) from the beginning of the Drop-Below Quarter to the end of the Company's most recently ended fiscal quarter thereafter for which internal financial statements are


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


         available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (y) to the extent that any Restricted Investment that was made after the most recent Drop-Below Date is sold for cash or otherwise liquidated or repaid for cash, the amount of net proceeds received by the Company or a Restricted Subsidiary with respect to such Restricted Investment;

         provided, however, that when calculating the amount of the Restricted Payments that may be made subsequent to any Drop-Below Date, the Company shall elect whether to use clause (c)(i) or clause (c)(ii) prior to or on the date that financial statements for the Drop-Below Quarter are delivered to the Holders pursuant to Section 8.9 and so indicate such election in an Officer's Certificate delivered to the Holders with such financial statements, and the Company shall use clause (c)(i) or clause (c)(ii) to calculate the amount of permissible Restricted Payments as so elected until the next succeeding date on which the Company maintains the Required Cash Holdings on the BGLS Balance Sheet.

                  The Company, its Restricted Subsidiaries and its Designated Subsidiaries shall be prohibited from making any Restricted Payments during any Black-Out Period. Within fifteen (15) days of the end of any fiscal quarter of the Company during which a Drop-Below Date occurs and Company does not have Required Cash Holdings on the BGLS Balance Sheet on the last day of such fiscal quarter, the Company shall deliver to each Holder an Officer's Certificate (i) acknowledging that the Company, its Restricted Subsidiaries and its Designated Subsidiaries may not make Restricted Payments except in compliance with the preceding paragraph until it once again maintains the Required Cash Holdings on the BGLS Balance Sheet and (ii) warranting that no Restricted Payments were made during any Black-Out Period during such most-recently ended fiscal quarter.

                  The foregoing provisions shall not prohibit the following:

                           (i)      Permitted Payments,

                           (ii)     payments permitted pursuant to Section
                                    9.3(a), and

                           (iii) the distribution of the proceeds of the New Notes, net of attorneys' fees, investment banking fees, accountants' fees and other fees and expenses incurred in connection with the issuance of the New Notes, to Vector.

                  The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Holders) on the date of the Restricted Payment of the asset(s) proposed to be transferred or services proposed to be provided by the Company, a Restricted Subsidiary or a Designated Subsidiary, as the case may be, pursuant to the Restricted Payment. If the Company does not have the Required Cash Holdings on the BGLS Balance Sheet at the time of making any Restricted Payment, not later than the date of making any Restricted Payment, the Company shall deliver to the Holders an Officers' Certificate stating that such Restricted Payment is permitted and setting forth


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


         the basis upon which the calculations required by this Section 8.3 were computed, which calculations may be based upon the Company's latest available financial statements.

                  h. Section 8.4. Section 8.4(a) of the Note Purchase Agreement is hereby amended by deleting Section 8.4(a) in its entirety and inserting in lieu thereof the following:

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, incur Indebtedness other than Indebtedness owed to the Company or any Restricted Subsidiary, unless on the date of the incurrence of such Indebtedness:

                                    (1)      the Leverage Ratio is less than
                  2.50 to 1 after giving pro forma effect to the incurrence of such Indebtedness; provided, however, that for purposes of calculating Leverage Ratio compliance for this Section 8.4(a)(1) only (i) Permitted Brands Restructuring Charges shall be added to Consolidated EBITDA for any Reference Period during which such Permitted Brands Restructuring Charges are actually incurred and (ii) the term "Restricted Subsidiaries" shall be deemed not to include "Designated Subsidiaries" except that any Indebtedness of a Designated Subsidiary other than Indebtedness incurred in accordance with Section 22.11(e) shall be included in the numerator of the Leverage Ratio for the purposes of the calculation thereof pursuant to this Section 8.4(a)(1); and

                                    (2)      no Default or Event of Default
                  shall have occurred or be continuing or would occur as a consequence thereof.

                  i. Section 8.4 Section 8.4 of the Note Purchase Agreement is hereby amended by adding the following paragraph (f) thereto:

                  (f) During the period commencing on April 1, 2002 and ending on March 31, 2003, Section 8.4(a) shall not prohibit the Company and its Restricted Subsidiaries from incurring Indebtedness in an aggregate amount not exceeding $75,000,000 at any one time outstanding (in addition to Indebtedness otherwise permitted to be incurred under this Agreement); provided, however, that on April 1, 2003 either (i) the Leverage Ratio shall be less than 2.50 to 1 or
         (ii) Indebtedness equal to the amount incurred pursuant to this
         Section 8.4(f) shall have been repaid, extinguished or otherwise retired.

                  j. Section 8.5. Section 8.5 is hereby amended by deleting Section 8.5 in its entirety and inserting in lieu thereof the following:

         8.5      LIMITATION ON TRANSACTIONS WITH AFFILIATES AND INVESTMENTS.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries or Designated Subsidiaries to engage, directly or indirectly, in any Affiliated Transaction with an Affiliate of the Company except (i) any direct payment to or reimbursement of Vector or any Affiliated Senior Manager by the Company or any of its Restricted Subsidiaries or Designated Subsidiaries of Permitted Vector Expenses not exceeding in the aggregate in any Purchase Agreement Year the sum of (x) $9,500,000 and
         (y) the amount of Excess Interest Income received during such Purchase Agreement


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


         Year, (ii) as contemplated in Section 8.5(b) or (c), (iii) any transaction between any Restricted Subsidiaries, (iv) any transaction between any Designated Subsidiaries, (v) any transaction between the Company and any Restricted Subsidiary and (vi) any transaction between the Company or any Restricted Subsidiary and any Designated Subsidiary permitted pursuant to Section 22.11(d); provided, however, that the Company, its Restricted Subsidiaries and its Designated Subsidiaries may enter into Affiliated Transactions with Unrestricted Subsidiaries so long as (I) the Company, such Restricted Subsidiary or such Designated Subsidiary would be permitted to do so pursuant to Section 8.3, (II) such Affiliated Transaction is fair to the Company, such Restricted Subsidiary or such Designated Subsidiary from a financial point of view as evidenced by a resolution of the Board of Directors of the Company, such Restricted Subsidiary or such Designated Subsidiary and (III) in the event the amount of such Affiliated Transaction is in excess of $3,000,000, the Company, such Restricted Subsidiary or such Designated Subsidiary shall have received an opinion of a Designated Investment Bank that such Affiliated Transaction is fair to the Company, such Restricted Subsidiary or such Designated Subsidiary from a financial point of view. The Company shall not permit any of its Unrestricted Subsidiaries to engage, directly or indirectly, in any Affiliated Transaction with a person controlled by the Company (other than (i) any Unrestricted Subsidiary or (ii) the Company, any Restricted Subsidiary or any Designated Subsidiary to the extent permitted by the preceding sentence) unless the terms of such Affiliated Transaction are no less favorable to such Unrestricted Subsidiary than would have been obtainable in an arms-length transaction with unrelated persons. The Company shall not, and shall not permit any Restricted Subsidiary to, engage, directly or indirectly, in any Affiliated Transaction with a person controlled by the Company (other than (i) another Restricted Subsidiary or the Company, (ii) an Unrestricted Subsidiary to extent permitted by the first sentence of this Section 8.5(a) or (iii) a Designated Subsidiary pursuant to Section 22.11(d)). The Company shall not permit any Designated Subsidiary to engage, directly or indirectly, in any Affiliated Transaction with a Person controlled by the Company (other than (i) another Designated Subsidiary, (ii) a Restricted Subsidiary in accordance with Section 22.11(d) or (iii) an Unrestricted Subsidiary to the extent permitted by the first sentence of this
         Section 8.5(a)). The Company shall not, and shall not permit any Restricted Subsidiary to make, directly or indirectly, an Investment in an Affiliate of the Company (other than the Company or another Restricted Subsidiary); provided, however, that the Company and its Restricted Subsidiaries may make Investments in Unrestricted Subsidiaries to the extent permitted by Section 8.3. The Company shall not permit any Designated Subsidiary to make, directly or indirectly, an Investment in an Affiliate of the Company (other than another Designated Subsidiary).

                  (b) So long as any Notes remain outstanding, the Company shall not, and shall not permit any of its Restricted Subsidiaries or Designated Subsidiaries to, directly or indirectly, enter into any Affiliated Transaction with an Affiliated Senior Manager for consideration in excess of $100,000 in any Purchase Agreement Year (except as permitted by paragraph (a) above if such Affiliated Senior Manager had been an Affiliate of the Company or paragraph (c) below).

                  (c) The foregoing paragraphs (a) and (b) shall not prevent (i) the Company from making Restricted Payments in accordance with Section 8.3; (ii) the


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         Company and any of its Subsidiaries or Affiliates from entering into securities brokerage and securities underwriting transactions with subsidiaries of Ladenburg Thalmann Financial Services Inc. ("LTFS") at such subsidiary's usual and customary rates and on usual and customary terms, so long as such rates and terms are in accordance with securities industry practice for comparable brokerage firms; (iii) any Disposition of Assets effected in compliance with Section 10.1; (iv) payments of the type permitted pursuant to Section 9.3(a); (v) guarantees of Indebtedness of Subsidiaries of the Company by Vector;
         (vi) Vector from making capital contributions to the Company, (vii) the incurrence of Indebtedness by the Company and any Restricted Subsidiary owing to any Unrestricted Subsidiary so long as such Indebtedness is incurred in accordance with Section 8.4 and the total cost of capital to the Company or such Restricted Subsidiary of such Indebtedness is less than 12% per annum; provided, however, that the limitation contained in the foregoing clause (vii) on cost of capital to the Company or any Restricted Subsidiary shall be deemed not to include any Equity Interests in Vector or warrants for Equity Interests in Vector issued to an Unrestricted Subsidiary in connection with and as additional consideration for such Unrestricted Subsidiary extending such Indebtedness and (viii) the incurrence of Indebtedness by any Designated Subsidiary owing to Vector so long as such Indebtedness is incurred in accordance with Section 22.11 and the total cost of capital to such Designated Subsidiary of such Indebtedness is less than 12% per annum.

                  (d) Nothing in this Section 8.5 or anywhere else in this Agreement shall be deemed to prohibit the payment of dividends, tax sharing payments or management fees from Liggett to Brooke Holding or from Brooke Holding to the Company.

                  (e) The Company shall not, and shall not permit any Restricted Subsidiary or any Designated Subsidiary to, incur any Indebtedness owing to any Group Executive.

                  (f) In the event that any aircraft owned by the Company, any Restricted Subsidiary or any Designated Subsidiary is used by Vector or any Affiliate of Vector other than the Company, a Restricted Subsidiary or a Designated Subsidiary, Vector or such Affiliate of Vector shall compensate the Company, such Restricted Subsidiary or such Designated Subsidiary, as the case may be, for such use in an amount equal to the cost of such use.

                  (g) Nothing in this Agreement shall be deemed to prohibit a merger between New Valley or a wholly owned Subsidiary of New Valley and Vector or a wholly owned Subsidiary of Vector; provided, however, that such wholly owned subsidiary shall not be the Company or any successor to the Company pursuant to Section 10.1.

                  (h) Nothing in this Agreement shall be deemed to prohibit any guarantee of the obligations of any Document Party under any Note Document by Vector, the Company or any Subsidiary of the Company, including, without limitation, the Liggett Guarantee and the guarantee contained in the Vector Pledge Agreement.

                  k. Section 8.10. Section 8.10 of the Note Purchase Agreement is hereby amended by deleting Section 8.10 in its entirety and inserting in lieu thereof the following:

                  "8.10             WAIVER OF STAY, EXTENSION OR USURY LAWS.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest and Prepayment Premium (if any) on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  l. Section 8.24. Section 8.24 of the Note Purchase Agreement is hereby amended by deleting the first paragraph thereof in its entirety and inserting in thereof the following:

                  "Within thirty (30) days following the consummation of a Triggering Asset Sale, a Restricted Subsidiary Asset Sale if required by Section 8.29 or a Vector Equity Offering pursuant to Section 8.25, (the "AVAILABLE PROCEEDS OFFER DATE"), the Company shall make an offer to all Holders (an "AVAILABLE PROCEEDS OFFER") to apply the applicable Available Proceeds Offer Purchase Amount to the acquisition of Notes at a purchase price (the "AVAILABLE PROCEEDS OFFER PURCHASE PRICE") equal to 100% of the principal amount of the Notes to be purchased plus accrued interest to the Available Proceeds Purchase Date."

                  m. Section 8.25. Section 8.25 of the Note Purchase Agreement is hereby amended by deleting the first sentence of the first paragraph thereof and inserting in lieu thereof the following:

                  "In the event of a Change of Control, each Holder shall have the option to cause the Company to purchase the Notes held by such Holder in whole but not in part, at a price (the "CHANGE OF CONTROL PURCHASE PRICE") equal to 101% of the principal amount thereof, plus accrued interest to the date of purchase (which date shall be no less than twenty-five (25) Business Days and no more than fifty (50) Business Days following the delivery of notice to the Holders of such Change of Control) (the "CHANGE OF CONTROL PURCHASE DATE")."

                  n. Section 8.28. Section 8.28 of the Agreement is hereby amended by deleting Section 8.28 in its entirety and inserting the following in lieu thereof:

                  8.28              LIMITATION ON RELATED BUSINESS.

                  The Company shall not permit any Restricted Subsidiary or Designated Subsidiary to engage in any business other than a Related Business, and the Company shall not permit any of its Subsidiaries to engage in any Related Business unless such Subsidiary is a Restricted Subsidiary or a Designated Subsidiary.

                  o. Section 9.2. Section 9.2 of the Agreement is hereby amended by deleting Section 9.2 in its entirety and inserting the following in lieu thereof:

                  9.2               RELATED BUSINESS ACTIVITIES.

                  Vector shall not, and shall not permit any of its Affiliates or any Vector Expanded Affiliate, to engage in any Related Business except pursuant to Section 8.28.

                  p. Section 11. Section 11 of the Agreement is hereby amended by (i) deleting clause (2) in its entirety and inserting in lieu thereof the following: "(2) the Company defaults in the payment of the principal or Prepayment Premium on any Notes when the same becomes due and payable at maturity, upon acceleration, upon redemption, pursuant to Sections 7.2, 8.24 and 8.25 hereof or otherwise;"; (ii) deleting the word "or" at the end of clause (8), (ii) deleting the period at the end of clause (9) and inserting "; or" in lieu thereof and (iii) adding a new clause (10) to read as follows:

                  "(10) either or both (i) the guarantee contained in the Vector Pledge Agreement and/or (ii) the Liggett Guarantee shall cease for any reason, to be in full force and effect, or any Document Party or any Affiliate of a Document Party shall so assert.";

and (iv) by deleting the final paragraph thereof and inserting in lieu thereof the following:

                  A Default under clause (3), (4) or (8) above (other than any Defaults under Sections 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, the second paragraph of 8.16(a), 10.1 and 22.11 of this Agreement, which Defaults shall be Events of Default without the notice or passage of time specified in this paragraph) is not an Event of Default until the Majority Holders notify the Company, or, in the case of a Default under said clause (4), any Group Executive or Vector (as applicable) and the Company, of the Default, and the Company does not cure the Default within thirty (30) days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

                  q. Section 12.1 of the Note Purchase Agreement is hereby amended by deleting Section 12.1 in its entirety and inserting in lieu thereof the following:

                  "12.1             ACCELERATION.

                  If an Event of Default (other than an Event of Default specified in Section 11(6) or (7) as a result of a case or proceeding in which the Company is the subject debtor) occurs and is continuing, the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may, by notice to the Company declare the principal amount and accrued interest to the date of acceleration on the Notes then outstanding (if not then due and payable) to be and become due and payable and, upon any such declaration, the same shall be and become due and payable. If an Event of Default specified in Section 11(6) or
         (7) as a result of a case or proceeding in which the Company is the subject debtor occurs, the principal amount and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Holder. Except as otherwise provided in this Agreement, upon payment of the principal amount of and interest, together with any default interest, on the Notes all of the Company's obligations under the Notes and this Agreement shall terminate. The Majority Holders may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal of, or the Prepayment Premium, if any, on, the Notes which has become due solely by such declaration of acceleration, have been cured or waived,
         (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal or Prepayment Premium, which has become due otherwise than by such declaration of acceleration, has been paid and (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No rescission of an acceleration under the preceding sentence shall extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

                  r. Section 15.1. Section 15.1 of the Note Purchase Agreement is hereby amended by deleting the first sentence of Section 15.1 in its entirety and inserting in lieu thereof the following:

                           "Subject to Section 15.2, payments of principal and
                  interest and Prepayment Premium (if any) on the Notes becoming due and payable on the Notes shall be made in New York, New York at the principal office of The Bank of New York in such jurisdiction."

                  s. Section 15.2. Section 15.2 of the Note Purchase Agreement is hereby amended by deleting the first sentence of Section 15.2 in its entirety and inserting in lieu thereof the following:

                  "So long as you or your nominee shall be the Holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company shall pay all sums becoming due on such Note for principal of and interest and Prepayment Premium (if any) on the Notes by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1."

    t. Section 18.1. Section 18.1 of the Note Purchase Agreement is hereby amended by deleting the first and second sentences thereof and inserting in lieu thereof the following:

              Subject to Section 18.4 and the consent of the Collateral
Agent or any depositary bank if required under any Note Document, with the consent of the Majority Holders by written act of said holders delivered to the Company, the Company and the Majority Holders may amend or supplement any Note Document for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of any Note Document or of modifying in any manner the rights of the Holders under such Note Document, including, without limitation, subordinating (i) any Lien on Collateral held by or for the benefit of the Holders and (ii) any right to payment under any Note Document. Subject to Section 18.4 and the consent of the Collateral Agent or any depositary bank if required under any Security Agreement, the Majority Holders may waive compliance by the Company with any provision of any Note Document.

                  u. Section 18.1. Each Holder party to this Amendment and Purchase Agreement agrees that with respect to it and its successors
Section 18.1 of the Note Purchase Agreement is hereby amended by deleting clauses (v) and (viii) of the third sentence thereof and inserting in lieu thereof the following:

                  "(v)     waive a Default in the payment of the principal of
         or interest on Prepayment Premium, if any, with respect to any Note;

                  (viii) make the principal of or interest or Prepayment Premium, if any, on any Note payable with anything other than U.S. Legal Tender."

                  v. Section 18.4. Each Holder party to this Amendment and Purchase Agreement agrees that with respect to it and its successors Section 18.4 of the Note Purchase Agreement is hereby amended by deleting Section 18.4 in its entirety and inserting in lieu thereof the following:

                  "18.4    RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Agreement, the right of any Holder to receive payment of principal or interest and Prepayment Premium, if any, on the Notes or after the respective due dates expressed in this Agreement and in the Notes or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  w. Section 22.5. Section 22.5 of the Note Purchase Agreement is hereby amended by deleting Section 22.5 in its entirety and inserting in lieu thereof the following:

                  "22.5    PAYMENTS DUE ON NON-BUSINESS DAYS.

                  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of and interest and Prepayment Premium (if any) on the Notes that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

                  x. Section 22.11. Section 22.11 is hereby added to the Note Purchase Agreement as follows:

                  "22.11   DESIGNATED SUBSIDIARIES.

                  (a) At any time after March 1, 2003, the Company may designate any Restricted Subsidiary other than (i) Brooke Holding,
         (ii) Liggett or any Subsidiary of Liggett or (iii) Brands or any Subsidiary of Brands as a Designated Subsidiary so long as:

                                    (1)      such Designated Subsidiary has
                           earned negative EBITDA for the most recently ended Reference Period for which financial statements are available with "EBITDA" to be calculated with respect to such Designated Subsidiary and its Subsidiaries as "Consolidated EBITDA" is calculated for the Company and its Restricted Subsidiaries; and

                                    (2)      neither such Designated Subsidiary
                           nor any of its Subsidiaries owns, either on the date of designation or at any time thereafter, any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company which is not a Subsidiary of such Designated Subsidiary or otherwise an Unrestricted Subsidiary or Designated Subsidiary.

                  (b) Prior to the effectiveness of any Restricted Subsidiary's designation as a Designated Subsidiary, the Company shall deliver an Officer's Certificate to the Majority Holders certifying that the conditions set forth in Section 22.11(a) to be satisfied as of the date of designation have been satisfied. Such Officers' Certificate shall include calculations with respect to the condition set forth in Section 22.11(a)(1) in form and substance reasonably satisfactory to the Majority Holders.

                  (c) Upon any Designated Subsidiary's designation as such, all Subsidiaries of such Designated Subsidiary shall be deemed Designated Subsidiaries.

                  (d) If a Designated Subsidiary is a party to the Master Settlement Agreement and has an MSA Market Share Exemption greater than zero, then such Designated Subsidiary must engage in a Related Business and use commercially reasonable efforts to achieve and maintain a Market Share equal to or in excess of its MSA Market Share Exemption. The Company and any Restricted Subsidiary may make payments, transfer assets and provide services to such Designated Subsidiary to the extent necessary to enable such Designated Subsidiary to comply with the foregoing sentence so long as the amount of consideration received by the Company or such Restricted Subsidiary is equal to the amount of payments made to such Designated Subsidiary or the actual cost of assets transferred or services provided to such Designated Subsidiary. True and complete copies of all contracts, agreements and arrangements or invoices evidencing any transaction in excess of $500,000 between such Designated Subsidiary and the Company or a Restricted Subsidiary shall be delivered to the Majority Holders.

                  (e) At all times after designation of a Designated Subsidiary, the Company shall not permit such Designated Subsidiary or any of its Subsidiaries to incur any Indebtedness other than Indebtedness owed to Vector as to which in each case:

                           (1) neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or
                  (b) is directly or indirectly liable (as a guarantor or otherwise);

                           (2) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company (other than the Notes) or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity;

                           (3) the terms of which result in there being no recourse against any of the assets of the Company or its Restricted Subsidiaries; and

                           (4) is contractually subordinated in form and substance reasonably satisfactory to the Majority Holders to any Indebtedness owed by such Designated Subsidiary to the Company or any Restricted Subsidiary.

                  (f) All Designated Subsidiaries shall be deemed Restricted Subsidiaries for purposes of (i) subject to Section 8.4(a)(1), calculation of Consolidated Net Income, Consolidated EBITDA, Consolidated Income Taxes, Consolidated Interest Expense and Leverage Ratio and (ii) Sections 8.16, 8.18, 8.20, 8.26, 8.29, 8.30,
         11 and 13.11.

                  y. Schedule A. Schedule A of the Note Purchase Agreement is hereby amended by adding Schedule A to this Amendment and Purchase Agreement.

                  z. Schedule B. Schedule B of the Note Purchase Agreement is hereby amended by

                           i. with respect to each Holder party to this Amendment and Purchase Agreement and its successors, deleting the definitions of "Accreted Value" and "Accreted Value Premium" in their entirety;

                           ii. amending the following definitions in their entirety to read as follows:

                           "'ACCOUNT NOTICE EVENT' means (i) the Company defaults in payment of interest on any Notes when the same becomes due and payable and the default continues for a period of thirty (30) days, (ii) the Company defaults in the payment of the principal of, or Prepayment Premium, if any, on, any Notes when the same becomes due and payable at maturity or upon redemption, pursuant to Sections 7.2,
         8.24 or 8.25, (iii) a Non-Grace Period Covenant Acceleration Default shall have occurred and be continuing,

         (iv) an Other Obligation Payment Default or an Other Obligation Acceleration Default shall have occurred and be continuing, provided, however, that an Other Obligation Payment Default or Other Obligation Acceleration Default shall not constitute an Account Notice Event unless one or more Other Obligation Payment Defaults and Other Obligation Acceleration Defaults shall have occurred and be continuing with respect to Other BGLS Group Debt the outstanding principal amount of which exceeds in the aggregate $5,000,000, or (v) any Person (other than the Collateral Agent) shall have commenced the enforcement or foreclosure of any Lien of such Person on the Securities Account.

                           'CONSOLIDATED EBITDA' means, with respect to the Company for any period, without duplication, Consolidated Net Income of the Company for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) Consolidated Income Taxes, (b) Consolidated Interest Expense, (c) consolidated depreciation expense of the Company and its Restricted Subsidiaries, (d) consolidated amortization of intangibles (including, but not limited to, goodwill) of the Company and its Restricted Subsidiaries and (e) any other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (x) interest income; provided, however, that in the event the Company holds on the BGLS Balance Sheet an Average Weekly Cash Balance in excess of $75,000,000 for such period, the Company shall not be required to exclude Excess Interest Income, (y) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such periods, gains on the sales of assets outside of the ordinary course of business) and (z) any other non-cash income except the amount of any non-cash charge to Consolidated Net Income for a Tobacco Litigation Expense which non-cash charge is later reversed, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries. For the purposes of calculating Consolidated EBITDA for any Reference Period (i) if at any time since the commencement of such Reference Period the Company or one of its Restricted Subsidiaries shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if at any time since the commencement of such Reference Period, the Company or one of its Restricted Subsidiaries shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period provided, however, that, notwithstanding the foregoing, the pro forma effect of the acquisition of The Medallion Company Inc. shall be measured by adding to Consolidated EBITDA (i) $18,000,000 for any Reference Period ending between April 1, 2002 and June 30, 2002, (ii) $13,500,000 for any Reference Period ending between July 1, 2002 and September 30, 2002, (iii) $9,000,000 for any Reference Period ending between October

         1, 2002 and December 31, 2002 and (iv) $4,500,000 for any Reference Period ending between January 1, 2003 and March 31, 2003. As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the voting Equity Interests of a Person and (b) involves the payment of consideration by the Company and its Restricted Subsidiaries in excess of $1,000,000; and "Material Disposition" means any disposition of property or series of related dispositions of property (whether by lease, assignment, sale or otherwise) that yields gross proceeds to the Company or any of its Restricted Subsidiaries in excess of $1,000,000.

                           'DOCUMENT PARTY' means the Company, Brooke Holding, NV Holdings, Vector and Liggett.

                           'EXCESS INTEREST INCOME' means the product of (i) a fraction the (x) numerator of which is the difference (if positive) between (A) the Average Weekly Cash Balance for a Reference Period and
         (B) $75,000,000 and (y) the denominator of which is the Average Weekly Cash Balance for such Reference Period and (ii) the amount of interest income earned by the Company on Cash and cash equivalents that it holds during such Reference Period.

                           'NON-GRACE PERIOD COVENANT ACCELERATION DEFAULT' means the Company has defaulted on the payment of the principal of, any Notes when the same becomes due and payable as a result of an acceleration due to non-compliance with Sections 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, the second paragraph of 8.16(a), 10.1 and 22.11 of this Agreement.

                           'NON-RECOURSE INDEBTEDNESS' means Indebtedness:

                           (1) as to which neither the Company nor any Restricted Subsidiary nor any Designated Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

                           (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company (other than the Notes), any Restricted Subsidiary or any Designated Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                           (3) the terms of which result in there being no recourse against any of the assets of the Company, its Restricted Subsidiaries or its Designated Subsidiaries.

                           'NOTE DOCUMENTS' means this Agreement, the Security Agreements, the Liggett Guarantee, the New Note Purchase Agreement, the Liggett Subordination Agreement, the Notes and any other credit support documents not included in the foregoing that are entered into in connection with the Notes, including any subordination agreements or arrangements and other documentation required to be executed in connection therewith.

                           "OTHER BGLS GROUP DEBT" means any bond, debenture, note or other evidence of Indebtedness or any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company, any Restricted Subsidiary or any Designated Subsidiary other than the Note Documents.

                           "OTHER OBLIGATION ACCELERATION DEFAULT" means the Company, or any Restricted Subsidiary, defaults on any Other BGLS Group Debt, and as a result of such default, such Indebtedness of the Company, such Restricted Subsidiary or such Designated Subsidiary, becomes due prior to its stated maturity, whether or not subordinated.

                           "OTHER OBLIGATION PAYMENT DEFAULT" means the
         Company, any Restricted Subsidiary or any Designated Subsidiary, defaults in the payment of any principal of or interest on any Other BGLS Group Debt, and such default extends beyond any period of grace provided with respect thereto.

                           'REQUIRED CASH HOLDINGS' means at least $75,000,000 in Cash or cash equivalents.

                           'RESTRICTED SUBSIDIARY' means, subject to Section 22.11, (i) Brooke Holding, (ii) any Liggett Subsidiary, (iii) VTUSA and any Subsidiary of VTUSA, (iv) Research and any Subsidiary of Research, (v) Brands and any Subsidiary of Brands and (vi) any Subsidiary of the Company that is acquired or formed after the date of this Agreement other than any Subsidiary of New Valley or Brooke Overseas.

                           'RELATED BUSINESS' means any business which is the same as or ancillary to the tobacco businesses of any Restricted Subsidiary as of April 29, 2002, including, without limitation, any New Tobacco Business.

                           "RESTRICTED SUBSIDIARY ASSET SALE" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of Equity Interests of a Restricted Subsidiary or a Designated Subsidiary, property or other assets, including by way of a sale/leaseback transaction (each referred to for the purposes of this definition as a "disposition"), by any Restricted Subsidiary or Designated Subsidiary (including any disposition by means of merger, consolidation or similar transaction) other than (i) a disposition to any Restricted Subsidiary or the Company, (ii) a disposition of Property or assets in the ordinary course of business,
         (iii) dispositions of inventory in the ordinary course of business,
         (iv) a conveyance, sale, transfer, assignment or other disposition covered by the definition of "Company Asset Sale" and (v) sales of obsolete or worn-out equipment.

                           'RETIREMENT OF RESTRICTED SUBSIDIARY INDEBTEDNESS' means the prepayment, repayment or purchase of Indebtedness of the Restricted Subsidiaries or Designated Subsidiaries, as the case may be, and in connection with any such prepayment, repayment or purchase of Indebtedness of Restricted Subsidiaries or Designated Subsidiaries, the retirement of such Indebtedness and the permanent reduction of the related loan commitment (if any) in the principal amount of the Indebtedness so prepaid, repaid or repurchased.

                           'UNRESTRICTED SUBSIDIARY' means any Subsidiary of the Company other than a Restricted Subsidiary or a Designated Subsidiary.

                           'VECTOR PLEDGE AGREEMENT' means the Amended and Restated Guarantee, Acknowledgment and Pledge Agreement, dated as of April 29, 2002, by and among Vector, the Collateral Agent and the Purchasers, as amended, modified and supplemented from time to time.

                           'VTUSA' means Vector Tobacco Inc., a Virginia corporation, and any successor thereto."

                           iii. adding the following definitions:

                           "'BRANDS' means Liggett Vector Brands Inc., a Delaware corporation, and any successor thereto.

                           'DESIGNATED SUBSIDIARY' means any Subsidiary of the Company designated as such pursuant to Section 22.11.

                           'LIGGETT GUARANTEE' means the Guarantee, dated as of April 29, 2002 made by Liggett in favor of the Purchasers.

                           'LIGGETT SUBORDINATION AGREEMENT' means the
         Subordination Agreement, dated as of April 29, 2002 by and among Congress Financial Corporation, the Collateral Agent and Liggett, as such agreement, may be amended, modified and supplemented from time to time.

                           'MARKET SHARE' shall have the meaning ascribed thereto in the Master Settlement Agreement.

                           'MEDALLION MERGER AGREEMENT' means the [Vector Tobacco/Medallion/VGR Acquisition Merger Agreement], as amended, modified and supplemented from time to time.

                           'MEDALLION PURCHASE AGREEMENT' means the Purchase and Sale Agreement, dated as of February 15, 2002, between VGR Acquisition Inc., The Medallion Company, Inc. and Gary L. Hall.

                           "MSA MARKET SHARE EXEMPTION' means with respect to any Subsequent Participating Manufacturer (as defined in the Master Settlement Agreement), the amount of Market Share above which such Subsequent Participating Manufacturer is required to make payments pursuant to Section IX(i) of the Master Settlement Agreement.

                           'NEW NOTE PURCHASE AGREEMENT' means the Second Amendment to Note Purchase Agreement and New Note Purchase Agreement, dated as of April 29, 2002, by and among the Company, the Majority Holders and the New Purchasers (as defined therein).

                           'NEW NOTES' means the $30,000,000 in aggregate principal amount of Notes issued on April 29, 2002.

                           'NEW TOBACCO BUSINESS' means the development, promotion, production, transportation, distribution, marketing and sale of carcinogen-reduced or nicotine-reduced tobacco products.

                           'PERMITTED BRANDS RESTRUCTURING CHARGE' means the amounts actually incurred between January 1, 2002 and December 31, 2002 by the Company and the Restricted Subsidiaries in the capitalization, formation and organization of Brands for each of the actions set forth on Schedule D hereto in an amount not to exceed for any action the amount set forth opposite such action.

                           'PREPAYMENT PREMIUM' means the difference between
         (i) the percentage of principal amount at which a Note is to be purchased by the Company pursuant to Section 8.25 and (ii) 100%.

                  aa.      Disclosure Schedules. Schedule 5.4, Schedule 5.5,
Schedule 5.8, Schedule 5.15 and Schedule 5.23 to the Note Purchase Agreement are hereby amended as set forth on Schedule C attached to this Amendment and Purchase Agreement.

                  bb.      Exhibit A. The form of Note attached to the Note
Purchase Agreement as Exhibit A (an "Old Note Form"), is hereby amended by deleting such form of Note its in entirety and inserting in lieu thereof Exhibit A to this Purchase and Amendment Agreement (a "New Note Form"). Upon the request of any Holder holding a Note which is in the form of an Old Form Note, the Company shall execute and deliver a Note in the form of a New Form Note and shall cause Vector and Liggett to execute the guarantees contained in the New Form Note.

                  cc.      Schedule D. Schedule D to this Amendment and
Purchase Agreement is hereby added to the Note Purchase Agreement as Schedule D thereto.

                  2. SALE AND PURCHASE OF NEW NOTES. Subject to the terms and conditions of the Note Purchase Agreement as amended by this Amendment and Purchase Agreement, the Company shall issue and sell to the New Purchasers, and the New Purchasers shall purchase from the Company, at the Second Closing (as defined below) provided for in Section 3, New Notes in the principal amount specified opposite each New Purchaser's name in Schedule A at the purchase price of 85.3748% of the principal amount thereof. The obligations of each New Purchaser hereunder are several and not joint obligations.

                  3. SECOND CLOSING. The sale and purchase of the New Notes shall occur at the offices of Milbank, Tweed, Hadley & McCloy LLP, 601 South Figueroa Street, 30th Floor, Los Angeles, California 90017, at 9:00 a.m., Los Angeles time, at a closing (the "SECOND CLOSING") on April 29, 2002 or on such other Business Day thereafter on or prior to April 30, 2002 as may be agreed upon by the Company and the New Purchasers. At the Second Closing, the Company will deliver to each New Purchaser the New Notes to be purchased by such New Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such New Purchaser may request) dated the date of the Second Closing and registered in name of such New Purchaser (or in the name of its nominee), against delivery by such New Purchaser of immediately available funds in the amount of the purchase price therefor by wire transfer. If at the Second Closing the Company shall fail to tender such New Notes to each New Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to the satisfaction of the New Purchasers, the New Purchasers shall, at their election, be relieved of all further obligations under this Amendment and Purchase Agreement.

                  4. CONDITIONS TO EFFECTIVENESS. This Amendment and Purchase Agreement shall become effective and the New Purchasers shall be obligated to purchase the New Notes upon the satisfaction of each of the following conditions:

                  4.1      Representations and Warranties.

                  The representations and warranties of the Company in this Amendment and Purchase Agreement shall be correct in all material respects when made and at the time of the Second Closing (except to the extent that such representations and warranties speak as of an earlier date).

                  4.2      Performance; No Default.

                  Each Document Party shall have performed and complied with all agreements and conditions contained in the Note Documents required to be performed or complied with by it prior to or at the Second Closing, and on the date of the Second Closing after giving effect to the issue and sale of the New Notes, no Default or Event of Default shall have occurred and be continuing. As of the date of such Second Closing, none of Vector, the Company nor any of the Subsidiaries shall have entered into any transaction since September 30, 2001 in excess of $1,000,000, that would have been prohibited by Section 8.3, 8.4,
8.5 or 8.7 of the Note Purchase Agreement had such Section applied since such date.

                  4.3      Compliance Certificates.

                  (a) Officers' Certificate. The Company shall have delivered to the New Purchasers, the Majority Holders and the Collateral Agent an Officers' Certificate, dated the date of the Second Closing and substantially in the form of Exhibit 4.3(a) attached hereto, certifying that the conditions specified in this Section 4 have been fulfilled.

                  (b) Secretary's Certificate. Each Document Party shall have delivered to the New Purchasers, the Majority Holders and the Collateral Agent a certificate, dated the date of the

Second Closing and substantially in the form of Exhibit 4.3(b) attached hereto, certifying as to the organization documents, resolutions and good standing certificates attached thereto and other corporate proceedings relating to the authorization, execution and delivery of each Note Document to which it is a party.

                  4.4      Opinions of Counsel.

                  The New Purchasers, the Majority Holders and the Collateral Agent shall have received opinions in form and substance reasonably satisfactory to the New Purchasers, the Majority Holders and to the Collateral Agent, each dated the date of the Second Closing, from McDermott, Will & Emery, counsel for the Company, and Richard J. Lampen, Executive Vice President and Special Counsel of the Company, covering the matters set forth in Exhibit 4.4.

                  4.5 Purchase Permitted By Applicable Law, Consents of Third Parties, etc.

                  On the date of the Second Closing, the purchase of New Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which each New Purchaser or Majority Holder is subject, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject any New Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any New Purchaser or Majority Holder, such New Purchaser or Majority Holder, as the case may be, shall have received an Officers' Certificate from any Document Party certifying as to such matters of fact as it may reasonably specify to enable it to determine whether such purchase is so permitted. All consents of third parties, including without limitation, the consent of Congress Financial Corporation, necessary to consummate the transactions contemplated in the Note Documents shall have been obtained.

                  4.6      Payment of Certain Fees and Expenses.

                  Without limiting the provisions of Section 16.1 of the Note Purchase Agreement, the Company shall have paid on or before the Second Closing
(i) a funding fee of $1,748,000 to the New Purchasers or their respective designees, pro rata, in proportion to the amount of New Notes to be purchased by each New Purchaser and (ii) the reasonable fees, charges and disbursements of Milbank, Tweed, Hadley & McCloy LLP, to the extent reflected in a statement of such counsel rendered to the Company prior to the Second Closing.

                  4.7      Changes in Corporate Structure.

                  No Document Party has changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following September 30, 2001.

                  4.8      Proceedings and Documents.

                  All corporate and other proceedings in connection with the transactions contemplated by the Note Documents and all documents and instruments incident to such transactions shall be reasonably satisfactory to the New Purchasers and the Majority Holders, and the New Purchasers and the Majority Holders shall have received all such counterpart originals or certified or other copies of such documents as the New Purchasers or the Majority Holders, as the case may be, may reasonably request.

                  4.9      Rating Letters.

                  The delivery to the New Purchasers and the Majority Holders of an Officers' Certificate of the Company to the effect that attached thereto is a true and correct copy of (i) a letter signed by Moody's Investors Service, Inc. confirming that the Notes have been rated at least B1 by Moody's Investors Service, Inc. and that such rating is in full force and effect on the date of Second Closing; and (ii) a letter signed by Standard & Poor's Ratings Services confirming that the Notes have been rated at least B by Standard & Poor's Ratings Services and that such ratings are in full force and effect on the date of Second Closing.

                  4.10     Credit Support Documents.

                  The Vector Pledge Agreement, the Liggett Guarantee and amendments to each of the BGLS Pledge Agreement, NV Holdings Pledge Agreement, Brooke Holding Pledge Agreement and the Collateral Agency Agreement, in form and substance satisfactory to the New Purchasers and the Majority Holders, shall have been duly executed and delivered by each Document Party party thereto.

                  4.11     Lien Searches.

                  The Purchasers shall have received the results of a recent Uniform Commercial Code lien search in each of the jurisdictions where each of the Document Parties is located within the meaning of Article 9 of the Uniform Commercial Code or where reasonably requested by any New Purchaser, and such search shall have revealed no Liens on any assets of a Document Party other than Permitted Liens on Collateral other than Pledged Stock and Cash and cash equivalents.

                  4.12     Financing Documents.

                  A true and complete copy of each Material financing document of Vector, the Company and the Restricted Subsidiaries shall have been delivered to the New Purchasers, and the Majority Holders accompanied by an Officer's Certificate to the effect that all such documents are true and complete copies of all Material financing documents, as amended, modified and supplemented through the date of the Second Closing, of Vector, the Company and the Restricted Subsidiaries.

                  4.13     Medallion Acquisition.

                  (a) True and complete copies of (i) the Medallion Purchase Agreement, (ii) the Two-Year Promissory Notes and Five-Year Promissory Notes (as each is defined in the Medallion Purchase Agreement), (iii) the guarantees issued by Liggett and Vector in favor of the payees of the Two-Year Promissory Notes and Five-Year Promissory Notes (the "Medallion Financing Guarantees") and (iv) the Medallion Merger Agreement shall have delivered to the New Purchasers and the Majority Holders, accompanied by an Officer's Certificate to the effect that such agreement or note is a true and complete copy thereof, as amended, modified and supplemented through the date hereof.

                  (b) The Company shall have delivered to the New Purchasers and the Majority Holders an Officer's Certificate setting forth in reasonable detail the calculations necessary to demonstrate, as of the date of the Second Closing, that after giving pro forma effect to the transactions contemplated in this Amendment and Purchase Agreement, the Medallion Purchase Agreement and the Medallion Merger Agreement, the Leverage Ratio is less than
2.50 to 1.

                  (c) The Company shall have delivered true and complete copies of all notices required under the Worker Adjustment and Retraining Notification Act of 1988, as amended from time to time, and the regulations promulgated thereunder ("WARN"), to be given in connection with the termination of the operations engaged in by The Medallion Company, Inc. immediately prior to its acquisition on April 1, 2002.

                  4.14     Pledged Stock.

                  The Collateral Agent shall have received certificates representing all issued and outstanding shares of capital stock of Brands and VTUSA, together with an undated stock power for each such certificate executed in blank by a duly authorized of the Company in form and substance satisfactory to the Collateral Agent.

                  5. REPRESENTATIONS AND WARRANTIES. To induce the Majority Holders and the New Purchasers to enter into this Amendment and Purchase Agreement, the Company hereby represents and warrants to each other signatory hereto that as of the date of the Second Closing:

                           A.       Continuation of Representations and
                  Warranties in Note Purchase Agreement. The representations and warranties made by it in the Note Purchase Agreement are true and correct in all material respects after giving effect to the transactions contemplated in this Amendment and Purchase Agreement (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                           B. Leverage Ratio. After giving effect to the transactions contemplated in this Amendment and Purchase Agreement, the Medallion Purchase Agreement and the Medallion Merger Agreement, the Leverage Ratio shall be less than 2.50 to 1.

                           C. No Material Adverse Effect. During the period from September 30, 2001 through the date of the Second Closing, there will have been no development or event which could reasonably be expected to have a Material Adverse Effect.

                           D. Legal, Valid and Binding Obligation. This Amendment and Purchase Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyances, reorganization, moratorium or similar laws affecting creditor's rights.

                           E. No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the transactions contemplated in this Amendment and Purchase Agreement.

                           F. WARN. VTUSA has timely taken or performed all actions required by WARN or any applicable similar state law with respect to the termination of employees of The Medallion Company, Inc. (including, without limitation, the providing of the notice to employees as required by WARN, within the time frame established under such law or the provision for compensation to each employee required by WARN if such WARN notice were not timely made.)

                  6.       REPRESENTATIONS OF NEW PURCHASERS.

                  Each New Purchaser hereby, severally and not jointly, represents and warrants to, and agrees with, the Company that:

                  (a) such New Purchaser understands and acknowledges that the New Notes have not been registered under the Securities Act based in part, on reliance that the issuance of the New Notes is exempt from registration under Section 4(2) of the Securities Act and, therefore, the New Notes may not be offered or sold except pursuant to an effective registration statement under, or an exemption from the registration requirements of, Securities Act;

                  (b) such New Purchaser (i) has not and, absent an effective registration statement permitting resale of such New Notes by such New Purchaser, will not solicit offers for, or offer to sell, the New Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, (ii) is acquiring one or more New Notes hereunder for its own account, for investment purposes only and not with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any applicable jurisdiction and (iii) absent an effective registration statement permitting resale of such New Notes by such New Purchaser, will not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of the New Notes except pursuant to an available exemption from the registration requirements of the Securities Act and in compliance with applicable state securities laws; furthermore, upon the request of the Company, such New Purchaser shall deliver, or cause to be delivered, an opinion of counsel, certifications and/or other information requested by the Company and a certificate of transfer in the form appearing on the New Note having been completed and delivered by the transferor to the Company prior to any such disposition; and

                  (c) such New Purchaser is an "accredited investor" as such term is defined in Rule 501(a) promulgated under Regulation D of the Securities Act and such Purchaser has the knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the New Notes; such New Purchaser is relying on its own diligence in connection with its investment hereunder; and such New Purchaser is not relying on any other New Purchaser to provide such Purchaser with any information with respect to the offer and sale of the New Notes or the Company generally and is not relying on the completeness or accuracy of any information provided by any other New Purchaser; and such New Purchaser has been given access to all books, records and other information of the Company which such New Purchaser has desired to review and given the opportunity to ask questions of and receive answers from the Company in connection with the sale and purchase of the New Notes hereunder.

                  Each New Purchaser understands that the Company, and, with respect to any legal opinion delivered pursuant to Section 4 of this Amendment and Purchase Agreement, counsel to the Company will rely upon the accuracy and truth of the foregoing representations, warranties and agreements with respect to making a determination that an exemption from the registration requirement of the Securities Act is available pursuant to Section 4(2) thereof in connection with the issuance of the New Notes hereunder, and the New Purchasers hereby consent to such reliance.

                  7. REFERENCE TO THE NOTE PURCHASE AGREEMENT. Each reference in the Note Purchase Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import referring to the Note Purchase Agreement, shall mean and be a reference to such Note Purchase Agreement as amended by this Amendment and Purchase Agreement.

                  8. LIMITED EFFECT. Except as expressly amended and modified by this Amendment and Purchase Agreement, the Note Purchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

                  9. SUCCESSORS. All agreements of the parties to this Amendment and Purchase Agreement shall bind their respective successors.

                  10. COUNTERPARTS. This Amendment and Purchase Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment and Purchase Agreement by facsimile or electronic mail transmission shall be effective as delivery of a manually executed counterpart of this Amendment and Purchase Agreement.

                  11. GOVERNING LAW. THIS AMENDMENT AND PURCHASE AGREEMENT AND ALL ISSUES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  12. SEVERABILITY. In case any one or more of the provisions in this Amendment and Purchase Agreement shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                  13. HEADINGS. The headings of the Sections of this Amendment and Purchase Agreement have been inserted for convenience of reference only, are not to be considered a part of this Amendment and Purchase Agreement and shall in no way modify or restrict any of the term or provisions of this Amendment and Purchase Agreement.


                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Purchase Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                                    VGR HOLDING INC.


                                    By: /s/ Richard J. Lampen
                                       ----------------------------------------
                                    Name:    Richard J. Lampen
                                    Title:   Executive Vice President

                                    TCW HIGH INCOME PARTNERS, LTD.


                                    By: TCW Asset Management Company,
                                        its Investment Advisor


                                         By: /s/ Darryl L. Schall
                                             ----------------------------------
                                         Name:  Darryl L. Schall
                                         Title: Managing Director

                                    TCW HIGH INCOME PARTNERS II, LTD.


                                    By: TCW Asset Management Company,
                                        its Investment Advisor


                                         By: /s/ Darryl L. Schall
                                             ----------------------------------
                                         Name:  Darryl L. Schall
                                         Title: Managing Director

                                    PIONEER HIGH YIELD CAYMAN UNIT TRUST


                                    By: TCW Asset Management Company,
                                        its Investment Advisor


                                         By: /s/ Darryl L. Schall
                                             ----------------------------------
                                         Name:  Darryl L. Schall
                                         Title: Managing Director

                                    TCW SHARED OPPORTUNITY FUND III, L.P.


                                    By: TCW Asset Management Company,
                                        its Investment Advisor


                                         By: /s/ Darryl L. Schall
                                             ----------------------------------
                                         Name: Darryl L. Schall
                                         Title: Managing Director


                                         By: /s/ Shawn Bookin
                                             ----------------------------------
                                         Name: Shawn Bookin
                                         Title: Senior Vice President

                                    TCW LEVERAGED INCOME TRUST IV, L.P.


                                    By: TCW Asset Management Company,
                                        as its Investment Advisor


                                         By: /s/ Shawn Bookin
                                             ----------------------------------
                                         Name: Shawn Bookin
                                         Title: Senior Vice President

                                    AND

                                    By: TCW Asset Management Company,
                                        as its Managing Member of TCW
                                        (LINC IV) L.L.C., the General Partner


                                         By: /s/ Darryl L. Schall
                                             ----------------------------------
                                         Name: Darryl L. Schall
                                         Title: Managing Director

                                    TCW LEVERAGED INCOME TRUST, L.P.


                                    By: TCW Advisers (Bermuda), Ltd.,
                                        as its General Partner


                                         By: /s/ Darryl L. Schall
                                            -----------------------------------
                                         Name: Darryl L. Schall
                                         Title: Managing Director

                                    By: TCW Investment Management Company,
                                        as Investment Adviser


                                         By: /s/ Shawn Bookin
                                             ----------------------------------
                                         Name: Shawn Bookin
                                         Title: Senior Vice President

                                    TCW LEVERAGED INCOME TRUST II, L.P.


                                    By: TCW (LINC II), L.P.,
                                        as its General Partner

                                    By: TCW Advisers (Bermuda), Ltd.,
                                        its General Partner


                                         By: /s/ Darryl L. Schall
                                             ----------------------------------
                                         Name: Darryl L. Schall
                                         Title: Managing Director


                                    By: TCW Investment Management Company,
                                        as Investment Adviser


                                         By: /s/ Shawn Bookin
                                             ----------------------------------
                                         Name: Shawn Bookin
                                         Title: Senior Vice President

                                    TCW LINC III CBO LTD.


                                    By: TCW Investment Management Company,
                                        as Collateral Manager


                                         By: /s/ Darryl L. Schall
                                             ----------------------------------
                                         Name:  Darryl L. Schall
                                         Title: Managing Director


                                         By: /s/ Shawn Bookin
                                             ----------------------------------
                                         Name:  Shawn Bookin
                                         Title: Senior Vice President

                                    AIMCO CDO, SERIES 2000-A


                                    By: Allstate Investment Management Company,
                                        its Collateral Manager

                                    By: TCW Asset Management Company,
                                        its Investment Advisor


                                         By: /s/ Darryl L. Schall
                                             ----------------------------------
                                         Name:  Darryl L. Schall
                                         Title: Managing Director


                                         By: /s/ Shawn Bookin
                                             ----------------------------------
                                         Name:      Shawn Bookin
                                         Title:     Senior Vice President

                                    POWRs 1997-2 (Participating Obligations
                                    with Residuals 1997-2)


                                    By: Citibank Global Asset Management,
                                        its Investment Advisor

                                    By: TCW Asset Management Company,
                                        its Portfolio Manager


                                         By: /s/ Darryl L. Schall
                                            -----------------------------------
                                         Name:  Darryl L. Schall
                                         Title: Managing Director


                                         By: /s/ Shawn Bookin
                                            -----------------------------------
                                         Name:  Shawn Bookin
                                         Title: Senior Vice President

                                    CAPTIVA II FINANCE LTD.


                                    By: TCW Advisors, Inc.,
                                        its Financial Manager


                                    By: /s/ Darryl L. Schall
                                        ---------------------------------------
                                    Name:  Darryl L. Schall
                                    Title: Managing Director


                                    By: /s/ Shawn Bookin
                                        ---------------------------------------
                                    Name:  Shawn Bookin
                                    Title: Senior Vice President

                                                                      EXHIBIT A


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND ANY APPLICABLE STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL, ASSIGN, TRANSFER OR OTHERWISE DISPOSE OF THIS NOTE, PRIOR TO THE DATE THAT IS TWO (2) YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) UNDER THE SECURITIES ACT AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THIS NOTE FOR ITS OWN ACCOUNT FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE REGISTRAR, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT.

                   10% SENIOR SECURED NOTE DUE MARCH 31, 2006


No. [___]                                                      January 15, 2002
$__________                                           CUSIP NUMBER: 055432 AD 0


FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS NOTE HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $__________ AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $__________. FOR PURPOSES OF SECTION 1275 OF THE CODE, THE ISSUE DATE OF THIS NOTE IS JANUARY 15, 2002. FOR PURPOSES OF SECTION 1272 OF THE CODE, THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS _____%.


                  FOR VALUE RECEIVED, the undersigned, VGR HOLDING INC., a Delaware corporation (the "COMPANY"), hereby promises to pay to TCW HIGH INCOME PARTNERS, LTD., or its registered assigns, the principal sum of ONE MILLION DOLLARS (or so much thereof as shall not have been prepaid) on March 31, 2006, with interest (computed on the basis of a 360-day year of twelve 30-day months)
(a) on the unpaid balance thereof at the rate of 10% per annum from the date hereof, payable (i) semiannually, on the 15th day of January and July in each year, commencing with the July 15 next succeeding the date hereof, until the principal hereof shall have become due and payable and (ii) on the date the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of the principal of or interest and Prepayment Premium (if any) on the Notes (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered Holder hereof, on demand), at a rate per annum from time to time equal to the rate borne by the Notes plus 2%.

                  Payments of principal of and interest and Prepayment Premium (if any) on the Notes are to be made in lawful money of the United States of America by the method and at the address specified with respect to such Holder in Schedule A to the Note Purchase Agreement.

                  This Note is one of a series of 10% Senior Secured Notes Due March 31, 2006 (herein called the "NOTES") issued pursuant to a Note Purchase Agreement, dated as of May 14, 2001, as it may be amended, modified or supplemented from time to time (the "NOTE PURCHASE AGREEMENT"), between the Company and the Purchasers named therein and is entitled to the benefits thereof. Each Holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement.

                  This Note is secured and guaranteed as provided in the Note Documents. Reference is hereby made to the Note Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests were granted and the rights of the Holder of this Note in respect of such security and guarantees.

                  This Note is registered as to both principal and stated interest with the Company pursuant to United States Treasury Regulation Section 5f.103-1 and may be transferred only by the surrender of a Note by the transferor and the issuance by the Company of a new Note to the transferee. As provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note of this series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                  The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This
Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

                  If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of or interest and Prepayment Premium (if any) on this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Prepayment Premium) and with the effect provided in the Note Purchase Agreement.

                  NEITHER ANY GROUP EXECUTIVE (AS DEFINED IN THE NOTE PURCHASE AGREEMENT) OR NEW VALLEY CORPORATION SHALL BE PERMITTED TO VOTE ANY NOTES THAT ANY OF THEM MAY HOLD FROM TIME TO TIME UNDER ANY CIRCUMSTANCES, INCLUDING, WITHOUT LIMITATION, IN THE EVENT OF A BANKRUPTCY OF THE COMPANY. IN THE EVENT OF A BANKRUPTCY OF THE COMPANY, ALL GROUP EXECUTIVES AND NEW VALLEY CORPORATION SHALL BE DEEMED TO BE ENTITIES DESIGNATED IN 11 U.S.C. SS.1126(E) FOR PURPOSES OF DETERMINING ACCEPTANCE OF ALLOWED CLAIMS PURSUANT TO 11 U.S.C. SS.1126(C).

                  This Note shall be construed and enforced in accordance with the laws of the State of New York.


                                    VGR HOLDING INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                VECTOR GUARANTEE


         Vector Group Ltd. hereby unconditionally and irrevocably guarantees to the holder of the foregoing Note the due and punctual payment of all principal, interest and Prepayment Premium, if any, on said Note as more fully provided in the Vector Pledge Agreement.


                                    VECTOR GROUP LTD.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                               LIGGETT GUARANTEE


         Liggett Group Inc. hereby unconditionally and irrevocably guarantees, subject to the Liggett Subordination Agreement, to the holder of the foregoing Note the due and punctual payment of all principal, interest and Prepayment Premium, if any, on said Note as more fully provided in the Liggett Guarantee.


                                    LIGGETT GROUP INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title: